UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Altria Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed: April 8, 2011

Altria

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IMPORTANT ANNUAL MEETING INFORMATION

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Shareholder Meeting Notice

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Altria Group, Important Inc. Notice 2011 Annual Regarding Meeting the Availability of Shareholders of Proxy to be Materials Held on for May the 19, 2011

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and 2010 Annual Report to Shareholders are available at:

www.investorvote.com/altria

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares. Step 1: Go to www.investorvote.com/altria

Step 2: Click the button(s) on the right side of the screen to view the proxy materials Step Step 3: 4: Return to the previous screen and follow the instructions on the screen to log in

Make your selection as instructed on each screen to select delivery preferences and Vote

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 9, 2011 to facilitate timely delivery.

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Shareholder Meeting Notice

The Greater Altria Richmond Group, Inc. Convention 2011 Annual Center, Meeting 403 North of Shareholders 3rd Street, will Richmond, be held Virginia, on Thursday, at 9:00 May a.m. 19, Eastern 2011 at Time. the

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.Election of Directors:

01- Elizabeth E. Bailey

02- Gerald L. Baliles

03- John T. Casteen III

04- Dinyar S. Devitre

05- Thomas F. Farrell II

06- Thomas W. Jones

07- George Muñoz

08- Nabil Y. Sakkab

09- Michael E. Szymanczyk

2. Ratification of the Selection of Independent Registered Public Accounting Firm

3. Advisory vote on the compensation of the Company’s named executive officers

The Board of Directors makes no recommendation on the following proposal:

4. Advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers

The Board of Directors recommends that you vote AGAINST the following proposal:

5. Shareholder Proposal - Address Concerns Regarding Tobacco Flavoring

PLEASE proxy materials NOTE – which YOU CANNOT will include VOTE a proxy BY RETURNING card. THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the

Admission and Directions to the Altria Group, Inc. 2011 Annual Meeting of Shareholders

Admission

In order to attend the Annual Meeting, you must submit a written request for an admission ticket. To request an admission ticket, please follow the instructions set forth in the Proxy Statement in response to question 6.

Directions

Directions to the Altria Group, Inc. 2011 Annual Meeting of Shareholders will be included in your admission packet. Directions also can be found at www.richmondcenter.com/parking-directions.html.

Obtaining a Copy of the Proxy Materials If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy on or before May 9, 2011 to facilitate timely delivery.

PLEASE NOTE: You must use the number in the shaded bar on the front side of this notice when requesting a set of proxy materials. Telephone — Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit your preference to receive paper or e-mail delivery of future meeting materials.

Internet — Go to www.investorvote.com/altria. Follow the instructions to log in and order a paper or e-mail copy of the current meeting materials. You can also submit your preference to receive paper or e-mail delivery of future meeting materials. E-mail — Send e-mail to investorvote@computershare.com with “Proxy Materials Altria Group, Inc.” in the subject line. Include in the message your full name and address, plus the set of numbers located in the shaded bar on the front of this notice, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive paper or e-mail delivery of future meeting materials.

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